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                                                                 EXHIBIT 10.2.1


[LOGO]


                                 August 1, 1996


Sullivan, Kelly & Associates, Inc.
135 North Los Robles Avenue
Pasadena, California 91101

Attn:  Mr. James E. Kelly,
       President and Chief Executive Officer

      Re: Amendment to Operational Agreement between Southern California Physicians Insurance Exchange and Sullivan, Kelly & Associates, Inc. dated August 25, 1995
           ---------------------------------------------------------------

Dear Sir:

        You ("SKA") and the undersigned ("SCPIE") are parties to the above-referenced "Agreement" which was entered into for a term expiring October 1, 1996. SKA and SCPIE desire to modify and clarify certain provisions of the Agreement and to extend the Agreement as so modified for an additional one-year term expiring October 1, 1997.

        The provisions of the Agreement are hereby amended and clarified in the following respects:

                1. The term "exclusive" in the first line of page 2 of the Agreement, with reference to medical groups and clinics, is changed to "non-exclusive," it being understood that SCPIE may offer professional liability and related liability coverages directly to medical groups and clinics located outside the state of California. SCPIE, however, will not offer such coverages to medical groups or clinics outside the state of California through brokers other than SKA, unless SCPIE acquires, merges with or otherwise affiliates with another insurance company that has existing broker relationships or arrangements, in which case such relationships or arrangements may be continued.

                2. SCPIE may enter into reinsurance treaties or agreements under which SCPIE assumes risks of any type or nature whatsoever insured by primary insurers or other reinsurers, even though such risks may include hospitals, hospital healthcare systems, medical groups and clinics, and managed care organizations located within or outside the State of California. The purpose of this addition is to clarify that reinsurance is not part of the Agreement between SCPIE and SKA.

                3. Under "Commissions" on page 4, items 3 and 4 are amended to provide that the standard excess commission to be paid to SKA will be as established annually by those underwriters who have granted the excess market Binding Authority to SKA.

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        4.  The second sentence of the second paragraph under "Renewal of
Agreement" on page 9 is amended to provide that the term of the Agreement will expire October 1, 1997. The first sentence of said paragraph is amended to provide that if the Agreement, as amended, is not superseded by a new agreement or is not otherwise terminated, the Agreement will renew automatically on an annual basis at the expiration of its term.

        5. Any business opportunity not covered by the Agreement that SKA brings to SCPIE (that is accepted and written by SCPIE) shall be compensated at a negotiated commission or fee. This will allow SKA to submit business related to other products and services not covered in the Agreement to SCPIE for its consideration.

        6. Except as set forth above, the terms and conditions of the Agreement shall remain in full force and effect.

        If the foregoing reflects our agreement, please sign this amendment and extension in the space provided below.


                                SOUTHERN CALIFORNIA PHYSICIANS
                                INSURANCE EXCHANGE

                                By:  SCPIE Management Company,
                                     Attorney-in-Fact


                                By:  /s/ DONALD J. ZUK
                                   ------------------------------------
                                    Donald J. Zuk, President and
                                    Chief Executive Officer


The foregoing amendment and extension
is hereby agreed:

Sullivan, Kelly & Associates, Inc.

By:  /s/ JAMES E. KELLY
   --------------------------------
    James E. Kelly, President and
    Chief Executive Officer


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